UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 9, 2014

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On July 9, 2014, American Apparel, Inc. (the “Company”) entered into a Nomination, Standstill and Support Agreement (the “Support Agreement”) with Standard General L.P. (“SG”), Standard General Master Fund L.P., P Standard General Ltd. and Dov Charney (collectively, the “Standard General Group”).  The Support Agreement relates to, among other things, the composition of the Company’s Board of Directors (the “Board”), the provision by SG of financial support to the Company in an aggregate amount up to $25 million, and the creation of a special committee of the Board to oversee the continuing investigation into alleged misconduct by Dov Charney (the “Investigation”).  The Standard General Group also agreed to certain standstill and voting limitations and SG affirmed its commitment to the Company’s core values, including the Company’s sweatshop-free, “Made in the USA” manufacturing philosophy and maintaining the Company’s manufacturing headquarters in Los Angeles, California.

Board Matters.  The Support Agreement provides that five of the seven current members of the Board will resign effective ten (10) days following the Company’s filing of an Information Statement on Schedule 14f-1 with the Securities and Exchange Commission (the “Information Statement”).  Allan Mayer and David Danziger will remain as independent directors and Co-Chairman of the Board.  Immediately after such resignations, Messrs. Mayer and Danziger will appoint the following individuals to fill the vacancies on the Board: one individual designated by SG to the Company to serve as a Class A director of the Company (the “Class A Designee”), two other individuals designated by SG to the Company to serve as Class B directors of the Company (the “Class B Designees” and, together with the Class A Designee, the “Standard General Designees”) and two other individuals mutually agreed between SG and the Company to serve as Class C directors of the Company (the “Joint Designees” and together with the Standard General Designees, the “New Board Designees”).

Each of the New Board Designees (other than the Class A Designee) is expected (i) to qualify an independent director under the rules of the NYSE MKT LLC, (ii) not to be affiliated with or have any material relationship with SG and (iii) not to be affiliated with or have any material relationship with Mr. Charney.  In addition, Mr. Charney will not serve as a Board member or be nominated by the Company or SG as a Board member.

Pursuant to the Support Agreement, the Company will prepare and file with the Securities and Exchange Commission, and thereafter mail, the Information Statement for the purpose of notifying its stockholders of the above-referenced change in the majority of the Board and other aspects of the Support Agreement.

Investigation.   The Support Agreement provides that the Company will form a new committee of independent directors (the “Suitability Committee”) of the Board for the purpose of overseeing the Investigation.  The Suitability Committee will consist of David Danziger, one Standard General Designee and one Joint Designee.  Based on the findings of such Investigation, the Suitability Committee will determine if it is appropriate for Mr. Charney to be reinstated as CEO of the Company or serve as any officer or employee of the Company or any of its subsidiaries.

Mr. Charney agrees in the Support Agreement not to interfere with or attempt to influence the outcome of the Investigation, or access the Company’s computer systems.  Until the Suitability Committee makes its final determination, Mr. Charney will be entitled to receive his base salary as a consultant to the Company and will have no supervisory authority over any employees of the Company.

Standstill.  Among other things, the Standard General Group agreed not to, until the completion of the 2015 Annual Meeting of Stockholders, purchase or acquire any additional beneficial ownership of shares of the Company’s common stock (the “Common Stock”), solicit proxies or consents with respect to the Common Stock, form or join any group with respect to the Common Stock, present any proposal at a special meeting of stockholders or through action by written consent, seek the removal of any director or propose any nominee for election to the Board or grant any proxy or consent with respect to other matters.  Furthermore, until the completion of the 2015 Annual Meeting of Stockholders, the Standard General Group agreed not to effect or seek to effect any extraordinary corporate transaction, business combination, amendment to the Company’s governance documents or certain other activities.

Core Values.  SG shall publicly affirm its commitment in a press release to the Company’s sweatshop-free, “Made in the USA” manufacturing philosophy, maintaining the Company’s manufacturing headquarters in Los Angeles, California, and the Company’s tradition of passion, creativity, contrarian thinking, social responsibility, ethical business practices and fair treatment of employees.

Other elements of the Support Agreement include:

•                  SG agrees to provide additional capital or other financial support to the Company in an aggregate amount up to $25 million (i) to the extent necessary to permit the Company to repay amounts due under the Credit Agreement, dated as of May 22, 2013, by and among the Company, the facility guarantors party thereto, and Lion/Hollywood L.L.C. (as amended) and amounts related thereto (or, if any such amounts previously have been repaid by the Company, replenishment of such amounts used to pay such amounts), and (ii) for any other purposes as the Board, following the director appointments referenced above, may determine are appropriate.  Any such capital or financial support shall be provided on market terms reasonably agreed by SG and the Company unless SG accepts other terms.  SG and the Company agreed to work together reasonably and in good faith to structure the terms and conditions of the provision of such additional capital or other financial support as soon as practicable, and in such a manner as to comply with applicable NYSE MKT LLC rules and applicable legal requirements;

•                  The Standard General Group agreed, until the completion of the 2015 Annual Meeting of Stockholders, that to the extent the Common Stock beneficially owned by the Standard General Group and certain of its affiliates exceeds 33 1/3 percent of the outstanding Common Stock at any Annual or Special Meeting of Stockholders or any adjournments or postponements thereof, the Standard General Group shall cause any excess stock over such amount to be voted for any proposals or other business that comes before any such meeting in proportion to the votes for such proposals or other business cast by the other stockholders of the Company voting at such meeting;

•                  Mr. Charney irrevocably withdrew his letter dated June 27, 2014, providing notice to the Company of his call of a special meeting of stockholders on September 25, 2014;

•                  The Board agreed to amend and restate the Company’s Bylaws to the form adopted on October 1, 2010, except that the size of the Board shall be fixed at nine directors;

•                  The Company shall use its reasonable best efforts to cause the election of each New Board Designee as a director of the Company at the 2015 Annual Meeting of Stockholders; and

•                  The parties agreed to certain mutual releases of claims.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.03.                                        Material Modification to Rights of Security Holders.

On July 9, 2014, prior to the execution of the Support Agreement, a duly authorized committee of the Board approved an amendment (the “Rights Amendment”) to the Rights Agreement, dated as of June 27, 2014 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company as Rights Agent.  The Rights Amendment provides that no person shall be deemed to be an “Acquiring Person” (as such term is defined in the Rights Agreement) as a result of (i) the negotiation of and entry into the Support Agreement, (ii) the performance of such person’s obligations or the exercise of such person’s rights under the Support Agreement or (iii) the performance of obligations or the exercise of rights under the letter agreement dated June 25, 2014, between Dov Charney and Standard General L.P. (the “Letter Agreement”), including but not limited to entry into the Cooperation Agreement (as defined in the Support Agreement) and the other agreements and arrangements described in the Letter Agreement (including, without limitation, the SG Loan Documents and related pledge of Additional Shares and Original Shares, and the Warrant Agreements and Warrants, in each case as such capitalized terms are defined in the Letter Agreement), and the performance of obligations or the exercise of rights thereunder.

The Rights Amendment also amends and restates the definition of “Final Expiration Date” in Section 1(s) of the Rights Agreement in its entirety as follows: “ ‘Final Expiration Date’ shall mean 5:00 P.M., New York City time, on July 24, 2014.”

A copy of the Rights Agreement as originally executed is attached as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on June 30, 2014, and is incorporated by reference.  The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01.                                        Other Events.

On July 9, 2014, the parties to the Support Agreement issued a joint press release announcing the Support Agreement and the Rights Amendment.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                         Exhibits:

Exhibit Number	Description

4.1	Amendment No. 1 to Rights Agreement, dated as of July 9, 2014, by and between American Apparel, Inc. and Continental Stock Transfer & Trust Company as rights agent.
10.1	Nomination, Standstill and Support Agreement, dated as of July 9, 2014, by and among the Company, Standard General L.P., Standard General Master Fund L.P., P Standard General Ltd. and Dov Charney.
99.1	Joint Press Release, dated July 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: July 9, 2014	By:	/s/ John Luttrell
		Name:	John Luttrell
		Title:	Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to Rights Agreement, dated as of July 9, 2014, by and between American Apparel, Inc. and Continental Stock Transfer & Trust Company as rights agent.
10.1	Nomination, Standstill and Support Agreement, dated as of July 9, 2014, by and among the Company, Standard General L.P., Standard General Master Fund L.P., P Standard General Ltd. and Dov Charney.
99.1	Joint Press Release, dated July 9, 2014.